Exhibit 99.1

                     [UNITED NATURAL FOODS, INC. LETTERHEAD]

IMMEDIATE RELEASE
December 2, 2003

           United NATURAL FOODS ANNOUNCES 23% INCREASE IN NET REVENUE
        AND 19% INCREASE IN EARNINGS PER SHARE, EXCLUDING SPECIAL ITEMS,
                      FOR THE FIRST QUARTER OF FISCAL 2004

    Reports Record Sales of $381 Million in the First Quarter of Fiscal 2004

Dayville, Connecticut - December 2, 2003 -- United Natural Foods, Inc. (Nasdaq:
UNFI) today reported net income of $6.8 million for the first quarter of fiscal 2004, ended October 31, 2003, or $0.34 per share on a diluted basis, including special items. Net income for the first quarter of fiscal 2004 was $6.6 million, or $0.33 per share on a diluted basis, excluding special items.

Net sales for the first quarter of fiscal 2004 were $381.4 million, an increase of $70.4 million, or 22.6%, from the $311.0 million recorded in the first quarter of fiscal 2003. This increase included growth in the independent and the conventional mass market channels of 30% and 19%, respectively. The supernatural channel grew 9% and was impacted by the loss of Wild Oats Markets, Inc. (Wild
Oats). These increases include a full quarter of sales in fiscal 2004 from Blooming Prairie, which was acquired on October 11, 2002, and Northeast Cooperative, which was acquired on December 31, 2002.

Net income for the first quarter of fiscal 2004, excluding the effect of special items, increased 23.2% to $6.6 million, or $0.33 per diluted share, compared to $5.4 million, or $0.28 per diluted share, excluding special items, for the quarter ended October 31, 2002. The special items for the first quarter of fiscal 2004 consisted of a non-cash income item related to the change in fair value of interest rate swaps and the related option agreements. A special non-cash charge was recorded in the first quarter of fiscal 2003 related to the non cash change in fair value of interest rate swaps and the related option agreements and certain costs relating to the transition of Wild Oats to a new primary distributor. Net income for the first quarter of fiscal 2004, including the effect of special items, increased 70.1% to $6.8 million, or $0.34 per diluted share, for the first quarter of fiscal 2004 compared to $4.0 million, or $0.21 per diluted share, for the quarter ended October 31, 2002.

The following table details the amounts and effects of these items:

     -------------------------------------------------------------------------
     Quarter Ended October 31, 2003          Pretax                Per diluted
     (in thousands, except per share data)   Income   Net of Tax      share
                                             ------   ----------   -----------

     Income, excluding special items:       $10,806     $6,591       $0.33

     Special items - Income/(Expense)
     Interest rate swap agreement
     (change in fair value of
     financial instruments)                     304        186        0.01

     -------------------------------------------------------------------------
     Income, including special items:       $11,110     $6,777       $0.34
     =========================================================================

     -------------------------------------------------------------------------
     Quarter Ended October 31, 2002           Pretax                Per diluted
     (in thousands, except per share data)    Income   Net of Tax      share
                                              ------   ----------   -----------

     Income, excluding special items:         $ 8,921    $ 5,352      $0.28

     Special items - Income/(Expense)
     Interest rate swap agreements
     (change in fair value of
     financial instruments)                    (1,706)    (1,023)     (0.05)
     Costs related to loss of Wild
     Oats (included in operating
     expenses)                                   (574)      (345)     (0.02)

     -------------------------------------------------------------------------
     Income, including special items:         $ 6,641    $ 3,984      $0.20*
     =========================================================================
          * Total reflects rounding

The non-cash items from the change in fair value on interest rate swap agreements were caused by favorable and unfavorable changes in interest rate yield curves during the quarters ended October 31, 2003 and 2002, respectively. The costs related to the transition of Wild Oats to a new primary distributor consisted primarily of severance and expenses related to the transfer of their private label inventory.

The Company entered into interest rate swap agreements in October 1998, August 2001 and April 2003. The October 1998 and August 2001 agreements are "ineffective" hedges. Applicable accounting treatment requires that the Company record the changes in fair value of the October 1998 and August 2001 agreements in its consolidated statement of income, rather than within "other comprehensive income" in its statement of stockholders' equity. The changes in fair value are dependent upon the forward looking yield curves for each swap. The April 2003 agreement is an "effective" hedge and therefore does not require this treatment. The Company's believes that its October 1998 and August 2001 agreements are special items that are excludable as non-recurring items. First, the Company only intends to enter into "effective" hedges going forward. This stated intention began with the April 2003 agreement. Second, the Company believes that the October 1998 and August 2001 agreements may distort and confuse investors if the change in fair value cannot be treated as a special charge because their inclusion directly impacts the Company's reported earnings per share. A change in fair value, whether positive or negative, can significantly increase or decrease the Company's reported earnings per share. For example, the Company recorded a positive change in fair value for the first quarter of fiscal 2004 that increased its earnings per share by $0.01. If the Company were prohibited from excluding this item as a special charge, it would artificially inflate its reported earnings per share and thereby mislead investors as to its financial condition.

Comments from Management

Commenting on the first quarter results, Steven Townsend, Chief Executive Officer, said, "This is an excellent start to our new fiscal year as we continue executing on our business plan and growth objectives. During the quarter, we achieved a 22.6% year over year growth in sales and a 23.2% increase in net income, excluding special items. This strong growth continues across all sales channels where our growth rates to independents, conventional mass market and supernaturals were 30%, 19% and 9% respectively. With our focus on Natural and Organic Products, we intend to be the leading source for these products over the long term."

Mr. Townsend added, "Operationally, we continue to work at building efficiencies that, over time, will serve to lower operating expenses and improve our operating margins. Concurrently, we are focused on maintaining and improving our service levels to all of our customers across all of our distribution centers."

The Company had previously announced guidance for fiscal 2004, ending July 31, 2004, with net revenues in the $1.55 to $1.57 billion range and net income, excluding potential special items, in the range of $1.42 - $1.46 per diluted share. Subsequent to this guidance, as previously announced by Wild Oats, Wild Oats and its primary distributor have mutually agreed to terminate their primary distribution relationship and Wild Oats plans to transition its primary distribution business to the Company. If this transition occurs, the Company would anticipate incurring start up costs in the second quarter of fiscal 2004 related to the Wild Oats transition and, achieving revenue consistent with a primary distribution relationship during the fourth quarter of fiscal 2004. The Company will provide revised guidance for fiscal 2004 after the primary distribution agreement with Wild Oats has been executed.

Historically, interest rate swaps, distribution facility expansions and asset impairment charges (including goodwill) have been classified as special items. However, at this time we do not know the extent or significance of these items or whether the Company will in fact incur any of these items in fiscal 2004. The Company's guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If any of these assumptions vary, the Company's guidance may change. There can be no assurance that the Company will achieve these results.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. ET on December 2, 2003 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (877) 423-3894. The audio webcast will be available, on a listen only basis, via the Internet at www.viavid.net or at the Investor Relations section of the Company's website, www.unfi.com. Please allow extra time to the webcast to visit the site and download any software required to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 32,000 products to more than 14,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow

For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:              FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                 Joseph Calabrese            Susan Garland
Chief Financial Officer      General Information         Analyst Information
(860) 779-2800               (212) 445-8434              (212) 445-8458

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on October 22, 2003, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on a GAAP basis, the Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                            QUARTER ENDED
                                                              OCTOBER 31,
                                                        -----------------------
(In thousands, except per share data)                      2003          2002
                                                        ---------     ---------

Net sales                                               $ 381,382     $ 310,993

Cost of sales                                             305,209       247,568
                                                        ---------     ---------

      Gross profit                                         76,173        63,425
                                                        ---------     ---------

Operating expenses                                         62,932        53,432

Amortization of intangibles                                   232            38
                                                        ---------     ---------

      Total operating expenses                             63,164        53,470
                                                        ---------     ---------

      Operating income                                     13,009         9,955
                                                        ---------     ---------

Other expense (income):
   Interest expense                                         2,320         1,847
   Change in fair value of financial instruments             (304)        1,706
   Other, net                                                (117)         (238)
                                                        ---------     ---------

      Total other expense                                   1,899         3,315
                                                        ---------     ---------

      Income before income taxes                           11,110         6,640

Income taxes                                                4,333         2,656
                                                        ---------     ---------

      Net income                                        $   6,777     $   3,984
                                                        =========     =========

Per share data (basic):

      Net income                                        $    0.35     $    0.21
                                                        =========     =========

Weighted average basic shares of common stock              19,526        19,106
                                                        =========     =========

Per share data (diluted):

      Net income                                        $    0.34     $    0.20
                                                        =========     =========

Weighted average diluted shares of common stock            20,182        19,434
                                                        =========     =========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                      OCTOBER 31,      JULY 31,
                                                         2003           2003
                                                      -----------     ---------
(In thousands)                                        (UNAUDITED)     (AUDITED)

ASSETS
Current assets:
  Cash                                                 $  10,149      $   3,645
  Accounts receivable, net                                93,891         90,111
  Notes receivable, trade                                    594            585
  Inventories                                            175,869        158,263
  Prepaid expenses                                         5,593          5,706
  Deferred income taxes                                    6,004          6,455
  Refundable income taxes                                     --            704
                                                       ---------      ---------
      Total current assets                               292,100        265,469

Property & equipment, net                                100,900        101,238

Other assets:
  Notes receivable, trade, net                             1,609          1,261
  Goodwill                                                57,744         57,400
  Intangible assets, net                                     878          1,014
  Other, net                                               3,232          3,717
                                                       ---------      ---------
      Total assets                                     $ 456,463      $ 430,099
                                                       =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable - line of credit                       $  95,587      $  96,170
  Current installments of long-term debt                   4,136          4,459
  Current installment of obligations
    under capital leases                                     889            903
  Accounts payable                                        89,761         67,187
  Accrued expenses                                        22,207         26,347
  Financial instruments                                    5,800          6,104
  Income taxes payable                                     3,230             --
                                                       ---------      ---------
      Total current liabilities                          221,610        201,170

Long-term debt, excluding current
  installments                                            37,816         38,507
Obligations under capital leases,
  excluding current installments                             338            612
Deferred income taxes                                      2,247          2,247
                                                       ---------      ---------
      Total liabilities                                  262,011        242,536
                                                       ---------      ---------

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, authorized
  5,000 Shares; none issued and outstanding
Common stock, $.01 par value, authorized
  50,000 Shares; issued and outstanding
  19,545 at October 31, 2003; issued and
  outstanding 19,510 at July 31, 2003                        195            195
  Additional paid-in capital                              86,531         86,068
  Unallocated shares of ESOP                              (1,890)        (1,931)
  Accumulated other comprehensive income                      40            432
  Retained earnings                                      109,576        102,799
                                                       ---------      ---------
      Total stockholders' equity                         194,452        187,563
                                                       ---------      ---------

Total liabilities and stockholders' equity             $ 456,463      $ 430,099
                                                       =========      =========

                   UNITED NATURAL FOODS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                                 OCTOBER 31,
(In thousands)                                                2003        2002
                                                           --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 $  6,777    $  3,984
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                             2,744       2,370
    Change in fair value of financial instruments              (304)      1,706
    Gain on disposals of property & equipment                     2           9
    Deferred income tax benefit                                 451          --
    Provision for doubtful accounts                             570       1,060
    Changes in assets and liabilities, net of
      acquired companies:
    Accounts receivable                                      (4,350)       (227)
    Inventory                                               (17,606)     (4,111)
    Prepaid expenses and other assets                           951        (588)
    Notes receivable, trade                                    (357)         95
    Accounts payable                                         22,574       9,303
    Accrued expenses                                         (4,140)        750
    Tax effect of stock option exercises                         97          --
                                                           --------    --------
      Net cash provided by operating activities              10,639      16,156
                                                           --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of acquired businesses, net of
    cash acquired                                              (344)    (29,960)
  Proceeds from disposals of property and equipment              57          33
  Capital expenditures                                       (2,329)     (4,313)
                                                           --------    --------
    Net cash used in investing activities                    (2,616)    (34,240)
                                                           --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings under note payable                          (583)     12,077
    Repayments on long-term debt                             (1,014)       (470)
    Principal payments of capital lease obligations            (288)       (312)
    Proceeds from exercise of stock options                     366           4
                                                           --------    --------
    Net cash (used in) provided by financing
      activities                                             (1,519)     11,299
                                                           --------    --------

NET INCREASE (DECREASE) IN CASH                               6,504      (6,785)
Cash at beginning of period                                   3,645      11,184
                                                           --------    --------
Cash at end of period                                      $ 10,149    $  4,399
                                                           ========    ========

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
      Interest                                             $  2,220    $  1,823
                                                           ========    ========
      Income taxes, net of refunds                         $    388    $    819
                                                           ========    ========